Exhibit 10.23

FIRST AMENDMENT TO LEASE

(COMMENCEMENT DATE AGREEMENT AND MODIFICATION)

This First Amendment to Lease (this “Amendment”) is made effective as of January 31, 2012, by and between FRENCH OVERSEAS COMPANY, LLC, a Florida limited company (“Landlord”), and ALLIANCE ENTERTAINMENT, LLC, a Delaware limited liability company authorized to do business in the State of Florida (“Tenant”).

PRELIMINARY STATEMENTS

A.         Landlord and Tenant entered into that certain Lease dated January 7, 2011 (the “Lease”) demising the premises therein described (the “Premises”).

B.          Landlord and Tenant wish to modify and confirm certain terms of the Lease as set forth in this Amendment.

W I T N E S S E T H:

NOW, THEREFORE in consideration of the sum of $10.00 and other good and valuable consideration in hand paid by each party to the other, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.          DEFINITIONS: All capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to them in the Lease.

2.          PRELIMINARY STATEMENTS: The foregoing preliminary statements are true and correct and are hereby incorporated into this Amendment.

3.          SPECIFIC PROVISIONS: Notwithstanding any provision of the Lease to the contrary:

A. Establishment and Confirmation of Various Dates. The term of the Lease (the “Term”) commenced on May 1, 2011. Tenant accepted delivery of possession of the Premises with Landlord’s Work completed in accordance with the provisions of the Lease, on September 19, 2011 (the “Delivery Date”). The Rent Commencement Date shall be deemed to be the same as the Delivery Date. The Term is hereby extended so that the Expiration Date shall be July 19, 2017, which is seventy (70) months (more or less) from the Delivery Date, subject to Tenant’s option to extend the Term as set forth in Section 41 of the Lease. The Adjustment Dates for Base Rent pursuant to Section 3(b) of the Lease shall be October 1, 2012, and October 1st of every year thereafter during the Term, and not on the anniversaries of the Rent Commencement Date as otherwise provided in the Lease.

B. Rent Abatement. Tenant’s initial four-month rent concession period provided under Section 3(a) of the Lease began to run on the Rent Commencement Date and expired on January 19, 2012 (the “Initial Abatement Period”). The parties acknowledge that Tenant has paid Landlord prorated Base Rent and Operating Expenses for the period from January 19, 2012 through January 31, 2012. Beginning on February 1, 2012, Tenant shall be obligated to pay full Base Rent, Operating Expenses, Additional Rent and all other charges due throughout the Term, except that: (A) Base Rent, Operating Expenses and Additional Rent shall abate for two (2) days of each calendar month (excluding the months falling during the Later Abatement Periods, during which all Base Rent is abated pursuant to clause (B), below), until Tenant shall have received a total of sixty (60) days Base Rent, Operating Expense and Additional Rent abatement as compensation for the delayed Delivery Date, and (B) Base Rent (only) shall abate with respect to the following two- month periods (collectively, the “Later Abatement Periods”): October 1, 2012 until November 30, 2012, October 1, 2013 until November 30, 2013, and October 1, 2014 until November 30, 2014 (deemed to be months 13, 14, 25, 26, 37 and 38 of the Lease for purposes of the rent concessions granted in Section 5 of the BLI of the Lease). All Rent abated during the Initial Abatement Period and the Later Abatement Periods shall be recoverable by Landlord as unpaid Rent in the event of a default by Tenant, as set forth in Section 3(a) of the Lease, but the compensatory Base Rent, Operating Expense and Additional Rent abatement described in clause (A) above shall not be recoverable. Landlord and Tenant acknowledge that the rent concession described in clause (A), above, represents a compromise between Landlord and Tenant with respect to delays in the Delivery Date. Tenant accepts this concession as full and complete settlement of any claims it may have or have had with respect to the Delivery Date. Specifically, Tenant hereby releases Landlord from any claim whatsoever that Tenant has or could have had against Landlord as a result of or arising in any way from any delays in the Delivery Date or the condition of the Premises upon the Delivery Date.

4.          RATIFICATION: Except as expressly modified herein, all of the terms, provisions and conditions of the Lease are hereby ratified and confirmed, and shall remain in full force and effect.

5.          CONFLICT: In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

6.          COUNTERPART SIGNATURES: This Amendment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

7.          ACCEPTANCE OF FACSIMILE AND SCANNED SIGNATURES: The parties agree that this Amendment and all related and ancillary documents shall be considered validly signed by, and legally binding upon, a party when: (1) the signature of the party is delivered by facsimile transmission, or (2) the signature of the party is delivered as a scanned image attached to an electronic mail message (email), or (3) an original signature of a party is delivered by mail, hand or courier service. Any facsimile or scanned signature must be treated in all respects as having the same effect as an original signature.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment effective as of the dates set forth below their respective signatures.

“LANDLORD”:

FRENCH OVERSEAS COMPANY, LLC

By:	/s/ Martina San Miguel
Name:	Martina San Miguel
Title:	Vice President
Dated:	3/6/12

“TENANT”:

ALLIANCE ENTERTAINMENT, LLC

By:	/s/ Peter Blei
Peter Blei, EVP & COO
Its:	Authorized Person
Dated:	2/14/12